Senti Bio Reports Second Quarter Financial Results and Business Updates

- Lead development candidate selected from SENTI-202 program; on track for IND filing in 2023 -

- Expect to present CAR-NK cell therapy program data at multiple scientific conferences in 2022 -

- Cash position of $139.8 million as of June 30, 2022 expected to fund current operating plan into 2024 -

South San Francisco, Calif., August 15, 2022 — Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio”), a biotechnology company innovating next-generation cell and gene therapies using its proprietary gene circuit platform, today reported financial results for the second quarter ended June 30, 2022, and highlighted recent corporate accomplishments, including the selection of a lead development candidate from its SENTI-202 program with an anticipated Investigational New Drug (IND) application in 2023.

“We continued to invest in our gene circuit technology platform while advancing oncology programs toward the clinic, including two IND filings on track for 2023, the first of which we anticipate will be from our SENTI-202 program for the treatment of acute myeloid leukemia (AML). I am extremely proud of our team for their work that enabled the achievement of one of our most significant milestones to date—the selection of our first development candidate that uses CAR-NK cells engineered with Logic Gating and Multi-Arming gene circuits,” said Timothy Lu, MD, PhD, Chief Executive Officer and Co-Founder of Senti Bio. “We believe that our approach to engineering gene circuits has the potential to improve the next-generation of cell and gene therapies by enhancing the specificity and efficacy of treatments for people living with cancer.”

Dr. Lu added, “With our recent capital raise, we are well positioned to advance our pipeline toward clinical development. We also added new talent to our organization, including Dr. Kanya Rajangam, our Chief Medical and Development Officer. I remain extremely grateful to our employees and investors who share Senti Bio’s vision of creating a new generation of smarter medicines that outmaneuver complex diseases.”

Recent Business Highlights

CAR-NK Cell Oncology Pipeline and Gene Circuit Platform Highlights:

Senti Bio is developing next-generation cell and gene therapies engineered with gene circuits, which reprogram cells with biological logic to sense inputs, compute decisions and respond to disease environments. These gene circuits are designed to enhance the selective cytotoxicity of chimeric antigen receptor natural killer (CAR-NK) cells against tumor cells, and to overcome the suppressive tumor microenvironment to potentially solve unmet needs across a wide variety of cancers. Senti Bio’s oncology pipeline uses healthy adult donor-derived, CAR-NK cells that are engineered with gene circuits and can be cryopreserved and dosed off-the-shelf.

SENTI-202: A Logic Gated (OR+NOT) off-the-shelf CAR-NK cell therapy development candidate designed to selectively target and eliminate AML cells while sparing the healthy bone marrow.
•Selected lead development candidate from SENTI-202 program based on extensive optimization using Senti Bio’s proprietary screening platform for off-the-shelf CAR-NK cells.
•Presented preclinical data demonstrating the use of Logic Gating gene circuits to target and eliminate AML cells while sparing the healthy bone marrow at the American Society of Gene and Cell Therapy (ASGCT) meeting in May 2022.
•Initiated manufacturing and IND-enabling activities, including pharmacology/toxicology studies and clinical trial design for patients with relapsed/refractory AML, to support a 2023 IND filing.

SENTI-301: A Multi-Armed off-the-shelf CAR-NK cell therapy development program designed for the treatment of hepatocellular carcinoma (HCC).
•Presented preclinical data demonstrating the use of gene circuits to improve the cytotoxicity and persistence of CAR-NK cells in treating HCC at the ASGCT meeting.

SENTI-401: A Logic Gated (NOT) off-the-shelf selective CAR-NK cell therapy development program designed to target and eliminate colorectal cancer (CRC) cells while sparing healthy cells in the body.
•Presented preclinical data demonstrating the use of gene circuits to target CEA-expressing cancer cells, including CRC cells at American Association for Cancer Research (AACR) meeting in April 2022.

Manufacturing Facility Update:
Construction at Senti Bio’s ~92,000 square foot facility in Alameda, CA is on track for facility startup by year-end 2022 to support clinical manufacturing of Senti Bio’s CAR-NK cells in 2023.
•The facility is designed from the ground up to support Senti Bio’s gene circuit engineered off-the-shelf cell therapies, including seven flexible cGMP processing suites, quality control and testing laboratories, manufacturing science & technology labs, and storage and supply chain capabilities for cryopreserved products.
•Additional capacity expansion is available to support future product candidates as well as commercial scale manufacturing.

Other Corporate Highlights:
•Became a public company on Nasdaq, resulting in gross proceeds of $140.7M to Senti Bio.
•Strengthened the management team with the hiring of experienced cell therapy and oncology drug development executive Dr. Kanya Rajangam as Chief Medical and Development Officer, to lead off-the-shelf CAR-NK cell oncology programs into and through clinical development.
•Expanded the Board of Directors with the addition of David Epstein, executive partner at Flagship Pioneering and former CEO of Novartis Pharmaceuticals; Dr. Omid Farokhzad, Founder and CEO of Seer Inc.; and Senti Bio Co-founder Dr. James Collins, Professor of Biological Engineering at Massachusetts Institute of Technology.

Second Quarter 2022 Financial Results
•Cash and Cash Equivalents: As of June 30, 2022, Senti Bio held cash and cash equivalents of $139.8 million, which the Company believes is sufficient to fund operations into 2024.
•R&D Expenses: Research & development expenses were $9.2 million for the quarter ended June 30, 2022, compared to $5.2 million for the same period in 2021. The increase includes an additional $1.3 million in non-cash stock-based compensation expense.
•G&A Expenses: General and administrative expenses were $13.9 million for the second quarter of 2022, compared to $4.6 million for the same period in 2021. The increase includes an additional $7.4 million in non-cash stock-based compensation expense.
•Net Loss: Net loss was $11.6 million, or $0.86 per basic and diluted share, for the quarter ended June 30, 2022.

About SENTI-202
SENTI-202 is intended to treat AML, employs an OR Logic Gate and a NOT Logic Gate gene circuit to selectively kill cancer cells with broader spectrum activity while sparing healthy cells, and is also Multi-Armed with calibrated release interleukin-15 (crIL-15) to promote NK cell persistence and tumor killing.
•OR GATE: Bivalent FLT3 OR CD33 Logic Gated activating CAR (aCAR) is engineered to increase AML leukemic stem cell (LSC) and blast clearance by targeting cancer cells expressing FLT3, CD33, or both, thus reducing single antigen tumor escape, and potentially providing deeper and longer remissions.
•NOT GATE: Endomucin (EMCN) NOT Logic Gated inhibitory CAR (iCAR) is engineered to protect healthy hematopoietic stem cells that are EMCN positive (EMCN+) from off-tumor toxicity, potentially increasing therapeutic specificity and improving post-treatment regeneration of a healthy hematopoietic system.
•Calibrated release interleukin-15: The crIL-15 construct is designed to simultaneously produce both membrane-associated and fully secreted IL-15, enabling both autocrine signaling (to increase CAR-NK cell proliferation and persistence) and paracrine signaling (to stimulate the patient's surrounding immune cells).

About Senti Bio
Our mission is to create a new generation of smarter medicines that outmaneuver complex diseases using novel and unprecedented approaches. To accomplish this, we are building a synthetic biology platform that may enable us to program next-generation cell and gene therapies with what we refer to as Gene Circuits. These Gene Circuits, which are created from novel and proprietary combinations of DNA sequences, are designed to reprogram cells with biological logic to sense inputs, compute decisions and respond to their cellular environments. We aim to design Gene Circuits to improve the intelligence of cell and gene therapies in order to enhance their therapeutic effectiveness, precision, and durability against a broad range of diseases that conventional medicines do not readily address.

Our synthetic biology platform utilizes off-the-shelf chimeric antigen receptor natural killer (CAR-NK) cells, outfitted with Gene Circuit technologies, to target particularly challenging liquid and solid tumor oncology indications. Our lead development candidate is SENTI-202 for the treatment of acute myeloid leukemia (AML). Additional CAR-NK programs include SENTI-301 for the treatment of hepatocellular carcinoma (HCC) and SENTI-401 for the treatment of colorectal cancer (CRC). We have also demonstrated the breadth of our Gene Circuits in other modalities and diseases outside of oncology and have executed partnerships with Spark Therapeutics and BlueRock Therapeutics to advance these capabilities.

Forward-Looking Statements
This document contains certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and cash runway, Senti Bio’s ability to continue to advance its pipeline of preclinical programs and product candidates, Senti Bio’s research and development activities, release of additional preclinical data, commencement of IND-enabling studies and submission of IND filings, and GMP manufacturing start up activities, as well as statements about the potential attributes and benefits of Senti Bio’s product candidates and platform technology. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s preclinical studies, IND filings, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with preclinical and IND-enabling studies, IND filing, and GMP manufacturing buildout and startup activities, (viii) risks related to delays and other impacts from the COVID-19 pandemic, and (ix) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s registration statement on Form S-1 (File No. 333-265873), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at https://www.sentibio.com or follow Senti Bio on Twitter (@SentiBio) and LinkedIn (Senti Biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Contact Senti Bio:
Deb Knobelman, PhD, CFO
investors@sentibio.com

Media:
Kelli Perkins
kelli@redhousecomms.com

Find more information at sentibio.com
Follow us on Linkedin: Senti Biosciences
Follow us on Twitter: @SentiBio

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2022	2021

Cash and cash equivalents	$139,800	$56,034
Restricted cash	3,257	3,257
Property and equipment, net	35,505	12,368
Operating lease right-of-use assets	19,474	20,708
Total assets	202,362	96,702
Total liabilities	48,096	36,326
Redeemable convertible preferred stock	—	171,833
Total stockholders’ equity (deficit)	154,266	(111,457)

Senti Biosciences, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Total revenue	$1,358	$793	$2,462	$865
Operating expenses:
Research and development	9,247	5,235	16,849	10,138
General and administrative	13,882	4,554	19,141	8,865
Total operating expenses	23,129	9,789	35,990	19,003
Loss from operations	(21,771)	(8,996)	(33,528)	(18,138)
Total other income (expense), net	10,219	(3,011)	10,168	(14,871)
Net loss	$(11,552)	$(12,007)	$(23,360)	$(33,009)

Net loss per share, basic and diluted	$(0.86)	$(4.13)	$(2.80)	$(11.45)
Weighted-average shares outstanding, basic and diluted	13,446,622	2,909,105	8,336,451	2,883,582